EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2003, relating to the consolidated financial statements and schedule of Precis, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

/S/ Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, OK
January 6, 2006